STROOCK & STROOCK & LAVAN LLP
180 Maiden Lane
New York, NY 10038-4982
Phone 212-806-5400
Fax 212-806-6006

March 14, 2001

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:           Alliance Pharmaceutical Corp. on Form S-8

Ladies and Gentlemen:

On behalf of Alliance Pharmaceutical Corp. (the "Company"), transmitted herewith for filing pursuant to the Securities Act of 1933, as amended, is the Company's Registration Statement on Form S-8. Please deduct the registration fee for the Registration Statement on Form S-8 from the Company's account with you.

If you have any questions concerning this matter or the transmitted materials, please do not hesitate to call the undersigned at (212) 806-6418. Please acknowledge receipt of this transmission by notifying the person indicated in the "Notify" line in the submission header of the above-referenced filing.

Very truly yours,

/s/ Joseph Z. Hellerstein

Joseph Z. Hellerstein

As filed with the Securities and Exchange Commission on March 14, 2001

Registration Statement No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ALLIANCE PHARMACEUTICAL CORP.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	14-1644018 (I.R.S. Employer Identification Number)

3040 Science Park Road
San Diego, CA 92121
(858) 410-5200
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

2001 STOCK OPTION PLAN OF ALLIANCE PHARMACEUTICAL CORP.
EMPLOYEES' 401(k) PLAN OF ALLIANCE PHARMACEUTICAL CORP.
(Full title of the plan)

DUANE J. ROTH
Chief Executive Officer
Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, CA 92121
(858)410-5200
(Name, address, including zip code, and telephone number, of agent for service of process)

Copy to:
Melvin Epstein, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038

CALCULATION OF REGISTRATION FEE

 Title of Shares to be                                 Proposed Maximum Aggregate    Proposed Maximum Aggregate         Amount of
       Registered          Amount to be Registered         Price Per Unit (1)              Offering Price           Registration Fee
------------------------- --------------------------- ----------------------------- ----------------------------- ----------------------
 Common Stock, $.01 par
         value.              2,024,063 shares (2)           $2.638 per share                 $5,339,478                  $1,335
------------------------- --------------------------- ----------------------------- ----------------------------- ----------------------

(1)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the Nasdaq National Market on March 12, 2001.

(2)           Represents 2,000,000 shares of common stock being registered for issuance under the 2001 Stock Option Plan and 24,063 shares of common stock being registered for issuance under the Employees' 401(k) Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of common stock which may be issued by reason of stock splits, stock dividends or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.

           This Registration Statement covers 2,000,000 shares of Alliance Pharmaceutical Corp. (the "Registrant") Common Stock, $.01 par value per share to be issued pursuant to the Registrant's 2001 Stock Option Plan and 24,063 shares of Common Stock, $.01 par value per share, of the Registrant (plus any additional shares of Common Stock that may be issued by reason of stock splits, stock dividends or similar transactions) reserved for issuance under the Employees' 401(k) Plan of the Registrant.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

           The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a)            The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

          (b)            The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2000 and December 31, 2000;

          (c)            All other reports filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Exchange Act since the fiscal year covered by the annual report referred to in (a) above; and

          (d)            The description of the Registrant's Common Stock, $.01 par value per share, which is contained in the Registrant's Registration Statement on Form 8-A, declared effective October 25, 1984, filed with the Commission to register such Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

           Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

           The Certificate of Incorporation and By-laws of the Registrant provide for the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by the New York Corporation Law against certain liabilities and expenses.

Item 7. Exemption From Registration Claimed.

          Not applicable.

Item 8. Exhibits.

        Exhibit
        Number            Description
        ------            -----------

        4.2               Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the
                          Registrant's Form S-2 dated April 19, 1989).

        5                 Opinion of Stroock & Stroock & Lavan LLP.

        23.1              Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5 hereto).

        23.2              Consent of Ernst & Young LLP, Independent Auditors.

        24                Power of Attorney (included as part of the signature page of this Registration Statement).

Item 9. Undertakings.

           The undersigned Registrant hereby undertakes:

          (1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 12, 2001.

ALLIANCE PHARMACEUTICAL CORP. (Registrant) By: /s/ Theodore D. Roth Theodore D. Roth President and Chief Operating Officer

POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Duane J. Roth Duane J. Roth	Chairman and Chief Executive Officer	March 12, 2001

/s/ Theodore D. Roth Theodore D. Roth	Director, President and Chief Operating Officer	March 12, 2001

/s/ Tim T. Hart Tim T. Hart	Chief Financial Officer, Treasurer and Chief Accounting Officer	March 12, 2001

/s/ Pedro Cuatrecasas Pedro Cuatrecasas, M.D.	Director	March 12, 2001

/s/ Fred M. Hershenson Fred M. Hershenson, Ph.D.	Director	March 12, 2001

/s/ Carroll O. Johnson Carroll O. Johnson	Director	March 12, 2001

/s/ Stephen M. McGrath Stephen M. McGrath	Director	March 12, 2001

/s/ Helen M. Ranney Helen M. Ranney, M.D.	Director	March 12, 2001

/s/ Thomas F. Zuck Thomas F. Zuck, M.D.	Director	March 12, 2001

/s/ Donald E. O'Neill Donald E. O'Neill	Director	March 12, 2001

/s/ Jean G. Riess Jean G. Riess, Ph.D.	Director	March 12, 2001

EXHIBIT 5

[LETTERHEAD OF STROOCK & STROOCK & LAVAN LLP]

March 12, 2001
Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, CA 92121

Re:	Alliance Pharmaceutical Corp. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to you (the "Company") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering 2,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the 2001 Stock Option Plan of Alliance Pharmaceutical Corp. (the "Stock Option Plan") and 24,063 shares of Common Stock issuable under the Employees' 401(k) Plan of Alliance Pharmaceutical Corp. (the "401K Plan"; the 401K Plan and the Stock Option Plan are collectively referred to herein as the "Plans").

We have examined copies of the Certificate of Incorporation and By-laws of the Company, each as amended to date, the Plan, the minutes of various meetings of the Board of Directors of the Company and the original, photostatic or certified copies of all such records of the Company, and all such agreements, certificates of public officials, certificates of officers and representatives of the Company or others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Company and others.

Based upon the foregoing, we are of the opinion that all of the shares covered by the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/STROOCK & STROOCK & LAVAN LLP

EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

           We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Stock Option Plan of Alliance Pharmaceutical Corp. and the Employees' 401(K) Plan of Alliance Pharmaceutical Corp. of our report dated August 1, 2000, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Diego, California
March 09, 2001